CONSENT TO ASSIGNMENT

THIS CONSENT TO ASSIGNMENT (the "Consent") is entered into this 25th day of April, 2007 by and among RESISTYS, INC., a Delaware corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("Resistys"), AVANTOGEN ONCOLOGY, INC., a Nevada corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("AOI"), AVANTOGEN LIMITED (formerly, Australian Cancer Technology Limited), an Australian corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("Avantogen"), and RESPROTECT GMBH, a German corporation having an office at Fiedlerstr. 34, D-01307 Dresden, Germany ("RESprotect").

RECITALS

A. Resistys, Avantogen and RESprotect are parties to that certain License Agreement dated September 13, 2004 (the "License Agreement"), pursuant to which, among other things, (1) RESprotect granted Resistys an exclusive license to develop and commercialize pharmaceutical products in the United States and Canada under certain intellectual property rights of RESprotect related to RP101 ((E)-5-(2- bromovinyl-)2'-deoxyuridine - also known as BVDU) ("RP101"), and (2) Avantogen guaranteed the payment of Resistys' royalty and other financial obligations to RESprotect under the License Agreement.

B. In connection with the License Agreement, Resistys and RESprotect entered into that certain Supply Agreement for Clinical Trial Material dated September 13, 2004 (the "Supply Agreement"), pursuant to which, among other things, RESprotect agreed to supply Resistys with tablets containing RP101 for use by Resistys in conducting certain clinical trials related to RP101.

C. Resistys, Avantogen, AOI and SciClone Pharmaceuticals, Inc. ("SciClone") are entering into that certain Assignment and Purchase Agreement of even date herewith (the "Assignment Agreement"), pursuant to which, among other things, SciClone will purchase, and Resistys, Avantogen and AOI will sell to SciClone, certain assets owned or controlled by them related to Resistys' program to develop and commercialize RP101 under the License Agreement, including the License Agreement and the Supply Agreement to SciClone.

D. Resistys and Avantogen desire to obtain the consent of RESprotect to the assignment of the License Agreement and the Supply Agreement in accordance with the terms thereof and hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Consent to Assignment. RESprotect hereby consents to the assignment of the License Agreement and the Supply Agreement to SciClone and confirms that (a) each of the License Agreement and the Supply Agreement is valid, binding and in full force and effect through the date hereof; (b) subject to the payments set forth below, RESprotect hereby irrevocably waives any past breach or default of Resistys or Avantogen under either of said agreements, provided that this waiver does not constitute a waiver of any future breaches or default; and (c) there are no amounts owed to RESprotect by either Resistys or Avantogen under the License Agreement and the Supply Agreement, other than (a) US$49,761 currently outstanding under invoices 12/2006, 1/2007 and 2/2007, which amount shall be paid to RESprotect by Resistys at the closing of the Assignment Agreement, and (b) US$365,474 currently outstanding under invoices 7/2006 and 8/2006, which amount shall be paid to RESprotect by SciClone at the closing of the Assignment Agreement. In consideration of this Agreement and SciClone's agreement to pay the foregoing invoices, RESprotect acknowledges and agrees that SciClone shall be a third party beneficiary of this Section 1.

2. Issuance of AOI Shares. In consideration for RESprotect's consent to the assignment of the License Agreement and the Supply Agreement to SciClone, AOI hereby agrees to issue, or cause to be issued, to RESprotect shares of its Common Stock, par value $.001 per share (the "Shares") with an aggregate value of US$500,000 (the "Consent Consideration"). The number of Shares comprising the Consent Consideration shall be determined by dividing the dollar value of the Consent Consideration by the average closing sales price of the Shares traded on the Over-The-Counter market and quoted on the Electronic Bulletin Board for the thirty (30) day period prior to the date of this Consent and rounding to the nearest whole Share.

3. Representations and Warranties of AOI, Resistys and Avantogen. AOI represents and warrants that (a) the Shares have been duly authorized and, when issued in accordance with this Consent, will be validly issued, fully paid and nonassessable and will be free and clear of any liens, charges and encumbrances imposed by or through AOI other than applicable securities laws; (b) the issuance and delivery of the Shares to RESprotect has been duly authorized by all necessary corporate action of AOI; (c) AOI has delivered to RESprotect true and accurate copies of AOI's certificate of incorporation, bylaws and all Board resolutions relating to the issuance of the Shares (which resolutions shall not have been superseded or modified by subsequent Board resolutions); and (d) AOI has not registered, and is not required to register, its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended.

Resistys and Avantogen represent and warrant that under the assignment of the License Agreement to SciClone they have not retained or will not retain any rights vis-à-vis RESprotect with respect to the License Agreement and/ or the use, manufacture or sale of RP101 and have transferred or will transfer all rights under the License Agreement and/ or in relation to RP101 to SciClone, subject, in each case, to the provisions of the Security Agreement of even date herewith between SciClone and Resistys. For the avoidance of doubt, Resistys confirms that in the event of an Event of Default as defined in the Security Agreement Resistys will in the relation to RESprotect be subject to the same limitations and restrictions with respect to the (Amended and Restated) License Agreement as SciClone was prior to the Event of Default to occur, including but not limited to, that Resistys will respect and comply with the assignment provision included in the (Amended and Restated) License Agreement.

4. Acknowledgments by, Representations and Warranties of RESprotect. RESprotect acknowledges that (a) neither the issuance of the Shares nor the Shares themselves have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Shares may be resold only if registered under the Securities Act or if an exemption from such registration is available and (b) the Shares will bear the following or similar legend:

> "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to

> an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the Securities Act and any applicable state securities laws is available."

RESprotect is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date RESprotect has received the Shares; the availability of certain public information concerning AOI; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker; and limitations on the amount of Shares that may be sold during any three-month period. RESprotect represents and warrants that it understands that, at the time it wishes to sell the Shares, there may be no public market upon which to make such a sale and that, even if such a public market then exists, AOI may not be satisfying the current public information requirements of Rule 144, and that, in such event, RESprotect would be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied. Without in any way limiting RESprotect's acknowledgements set forth above, RESprotect further represents and warrants that the Shares are being acquired solely for the account of RESprotect for investment and not with a view to, or for resale in connection with, any distribution, it being understood that this representation does not prevent RESprotect from disposing of the Shares after the holding period has expired or prior thereto subject to any registration of such Shares under the Securities Act.

5. Piggy-Back Registration. AOI covenants and agrees that, whenever it proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of the Shares, whether or not for sale for its own account, AOI will give prompt written notice (but in no event less than 20 business days before the anticipated filing date) to RESprotect, which notice shall describe the proposed registration and distribution, and offer to RESprotect the opportunity to register such number of the Shares as RESprotect may request. AOI will include in such registration all Shares with respect to which AOI has received

written request for inclusion therein within 15 business days after RESprotect's receipt of AOI's notice. AOI shall use all reasonable efforts to cause the managing underwriter of a proposed underwritten offering to permit the Shares requested by RESprotect to be included in the registration to be so included on the same terms and conditions as any similar securities of any other security holder included therein and to permit the sale or other disposition of such Shares in accordance with the intended method of distribution thereof. The piggy-back registration rights of RESprotect shall remain in force until such time as the number of Shares remaining in RESprotect's possession can be sold by RESprotect within a single three-month period under Rule 144 without registration.

6. Payment of Outstanding Amounts. Resistys and AOI shall, contemporaneously with the execution of this Consent, pay (or instruct the escrow or SciClone to pay) to RESprotect the amount of US$49,761.00, currently outstanding under invoices 12/2006, 1/2007 and 2/2007 to the account of RESprotect as notified by RESprotect to Resistys and AOI. For the avoidance of doubt, Resistys and AOI agree that the aforementioned amount of US$49,761.00 shall form part of the gross amount of US$1,680,000 to be paid from SciClone to Resistys under the Assignment Agreement and to be used for payment to the creditors of Resistys and AOI, which creditor with respect to the payment of US$49,761.00 shall be RESprotect.

7. Miscellaneous. This Consent (a) shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws thereof; (b) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of every nature among them; (c) will be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns and (d) may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this Agreement on the date first above written.

RESISTYS, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

RESPROTECT GMBH

By: ______________________________
Name: ______________________________
Title: ______________________________

AVANTOGEN LIMITED

By: ______________________________
Name: ______________________________
Title: ______________________________

AVANTOGEN ONCOLOGY, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________]